SYNTROLEUM CORPORATION - SYNTROLEUM PLAZA - 1350 SOUTH BOULDER - SUITE 1100 -
                         TULSA, OKLAHOMA, 74119-3295 USA
                      (918) 592-7900  -  FAX (918) 592-7979


                                 AUGUST 3, 2000



Commonwealth  of  Australia
represented  by  the  Department  of  Industry  Science
and  Resources  (Invest  Australia)
Level  6,  20  Allara  Street
CANBERRA  ACT  2601

RE: SUBLICENSE FROM SYNTROLEUM AUSTRALIA LICENSING CORPORATION (SALC) TO THE COMMONWEALTH OF AUSTRALIA (COMMONWEALTH)
LOAN FROM THE COMMONWEALTH TO SYNTROLEUM AUSTRALIA CREDIT COOPERATION (SACC) DEAR SIR:
Syntroleum Corporation (SYNTROLEUM) is the parent company of SALC and SACC. The Commonwealth proposes entering into a Sublicense with SALC, a copy of which is attached and marked "A" (SUBLICENSE). The Commonwealth proposes to make available to SACC financial accommodation in accordance with a loan agreement, a copy of which is attached and marked "C" (LOAN AGREEMENT).
SUBLICENCE
In consideration of the Commonwealth at the request of Syntroleum agreeing to enter into the Sublicense, Syntroleum agrees with the Commonwealth that:
(a) Syntroleum will comply with its obligations under the licence granted by Syntroleum to SALC a copy of which is attached and marked "B", (LICENCE);
(b) if the Licence is terminated or for any other reason ends, Syntroleum will itself at the request of the Commonwealth grant the Commonwealth (or any assignee of the Commonwealth) directly :
(i)     a  licence  on  the  same  terms  and  conditions as the Sublicense; and
(ii) a site licence in respect of any Licensed Plant (as defined in the Sublicence) (SITE LICENCE) on the same terms and conditions as any then current Site Licence;
(c)     if  the  Sublicence  or  any Site Licence is terminated or for any other reason ends, (other than as a result of default by the Commonwealth or its assignee), Syntroleum will itself at the request of the Commonwealth grant the Commonwealth (or any assignee of the Commonwealth) directly:
(i)     a  licence  on  the  same  terms  and  conditions as the Sublicense; and
(ii) a Site Licence in respect of any Licensed Plant (as defined in the Sublicence) on the same terms and conditions as any then current Site Licence, notwithstanding anything to the contrary in the Licence, the Sublicence or any Site Licence.
Syntroleum agrees that any assignee of the Sublicence or any Site Licence may rely on this letter notwithstanding this letter is not addressed to the assignee and for that purpose the Commonwealth holds the benefit of this letter on trust for any assignee.
LOAN  AGREEMENT
In consideration of the Commonwealth's entry into the Loan Agreement, Syntroleum agrees with the Commonwealth that Syntroleum will use reasonable commercial efforts to undertake to assist SALC in meeting those of SALC's obligations under the Loan Agreement as are specified in Sections 12.1(q) through (t) of the Loan Agreement; provided, however, that the Commonwealth acknowledges and agrees that
           --------  -------
the foregoing agreement by Syntroleum does not, and shall not be deemed to, constitute a guarantee (or a similar assurance of the payment) of the borrower's indebtedness under the Loan Agreement and other Transaction Documents. This letter is the "side letter" for the purposes of the Loan Agreement. Yours faithfully

                    /s/
         -------------------------
         RANDALL  M.  THOMPSON
         VICE  PRESIDENT  AND
         CHIEF  FINANCIAL  OFFICER